EXHIBIT 10.4

FIRST AMENDMENT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

THERMO NO. 1 BE-01, LLC

     THIS FIRST AMENDMENT (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement dated as of August 31, 2008 (the “Agreement”) of THERMO NO. 1 BE-01, LLC, a Delaware limited liability company (the “Company”), is made and entered on the 4th day of December, 2009, by and among the Company and each of the Persons executing this Agreement (the “Members”).

W I T N E S S E T H :

     WHEREAS, the Company was formed by virtue of its Certificate of Formation, filed with the Secretary of State of the State of Delaware on August 29, 2007, under the name Thermo No. 1 BE-01, LLC, and the Original Operating Agreement of the Company, dated August 29, 2007;

WHEREAS, IRP was initially the sole Member of the Company;

     WHEREAS, IRP, the Company and MLE entered into the Equity Capital Contribution Agreement pursuant to which MLE made capital contributions to the Company in exchange for the Class A Interests, IRP made additional capital contributions to the Company and the membership interest held by IRP in the Company was converted into Class B Interests;

     WHEREAS, IRP and MLE entered into the Agreement pursuant to which MLE was admitted as a Member of the Company, the Class A and B Interests were issued and certain other rights and obligations were provided for;

     WHEREAS, MLE assigned 100 percent of its Class A Interests to MLP under the Assignment and Assumption Agreement by and between MLE and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLP”) dated as of October 2, 2008, and MLP made a capital contribution to the Company on October 17, 2008 under an amendment letter in satisfaction of the obligation to make the Second Funding Capital Contribution under the Equity Capital Contribution Agreement;

     WHEREAS, the Company is developing the Project, and, in connection therewith, is party to the EPC Agreement;

     WHEREAS, in addition to Capital Contributions made by IRP under the Equity Capital Contribution Agreement and the terms of the Agreement, IRP, through one or more

Affiliates, has advanced funds necessary to cover certain cost overruns relating to the Project (the “Cost Overrun Advances”); and

     WHEREAS, IRP desires to contribute to the capital of the Company the Cost Overrun Advances and the Members desire to amend the Agreement to reflect such contribution as an additional Capital Contribution by IRP in respect of its Class B Interests and to make other changes to the Agreement;

     NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Defined Terms. Any capitalized term used in this Amendment but not otherwise defined in this Amendment shall have the meaning ascribed to such term in the Agreement.

     Section 2. Cost Overrun Advances. It is hereby acknowledged and agreed that the Cost Overrun Advances consist of the items and amounts described in Schedule 1 to this Amendment, that IRP has caused the Cost Overrun Advances to be paid for the benefit of the Project and the Company and that the Cost Overrun Advances are deemed additional Capital Contributions made by IRP in respect of its Class B Interests.

     Section 3. Tax Election. It is hereby acknowledged and agreed that, effective as of the date of the Agreement, Section 7.8(b)(v) of the Agreement shall be deleted in its entirety and replaced with the following:

“(v) to capitalize all intangible drilling and development costs (and each Member hereby covenants and agrees to amortize its share of any qualified expenditure under Section 59(e) of the Code),”

Section 4. Confirmation. Except as specifically modified by this

Amendment, the terms and provisions of the Agreement are hereby ratified and confirmed and remain in full force and effect.

     Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle that might refer the governance or construction of this Amendment to the law of another jurisdiction.

     Section 6. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Amendment and as are not inconsistent with the terms hereof.

     Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

     Section 8. Jurisdiction. The parties hereto agree to submit to the exclusive jurisdiction of the Supreme Court of the State of New York and the Federal District Court located in New York, New York, and any court of appeal from either thereof, in connection with any action or other proceeding relating to this Amendment, the Agreement or the transactions contemplated by the Equity Capital Contribution Agreement or any other Operative Document. Each party irrevocably waives and agrees not to make, to the fullest extent permitted by law, any objection which it may now or hereafter have to the jurisdiction of any such court or to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 9. Joint Efforts. To the full extent permitted by Applicable Laws, neither this Amendment nor any ambiguity or uncertainty in this Amendment will be construed against any of the parties hereto, whether under any rule of construction or otherwise. On the contrary, this Amendment has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the parties hereto.

[Signatures on Next Page]

     IN WITNESS WHEREOF, each party has caused this First Amendment to the Amended and Restated Limited Liability Company Agreement to be signed on its behalf as of the date first written above.

INTERMOUNTAIN RENEWABLE POWER, LLC, a Delaware limited liability company

By: /s/ Richard D. Clayton Name: Richard D. Clayton Title: Member

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED a Delaware corporation

By: /s/ Faiz Ahmad Name: Faiz Ahmad Title: Director THERMO NO. 1 BE-01, LLC, a Delaware limited liability company

By:	Intermountain Renewable Power, LLC,
a Delaware limited liability company
Its:	Managing Member

By: /s/ Richard D. Clayton
Name: Richard D. Clayton
Title: Member

Schedule 1

EXECUTION VERSION

Cost Overrun Advances